UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 18, 2011

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	33-1073076
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA		23230
(Address of principal executive offices)		(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2011 annual meeting of stockholders of Genworth Financial, Inc. (“Genworth”) was held on May 18, 2011. At the annual meeting, the holders of Genworth’s Class A Common Stock entitled to vote at the meeting (1) elected all ten of the director nominees for the ensuing year, (2) approved the advisory vote on named executive officer compensation, (3) approved holding future advisory votes on named executive officer compensation every year, and (4) ratified the selection of KPMG LLP as Genworth’s independent registered public accounting firm for 2011.

The voting results were as follows:

Proposal 1

Election of Directors

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Steven W. Alesio	389,023,316	7,399,958	403,390	47,454,746

William H. Bolinder	395,528,338	884,787	413,539	47,454,746

Michael D. Fraizer	385,282,248	11,057,634	486,782	47,454,746

Nancy J. Karch	369,973,890	26,456,182	396,592	47,454,746

J. Robert “Bob” Kerrey	392,929,383	3,495,880	401,401	47,454,746

Risa J. Lavizzo-Mourey	394,901,524	1,521,412	403,728	47,454,746

Christine B. Mead	394,368,437	2,039,232	418,995	47,454,746

Thomas E. Moloney	395,553,666	858,821	414,177	47,454,746

James A. Parke	389,053,452	7,377,215	395,997	47,454,746

James S. Riepe	389,023,127	7,395,816	407,721	47,454,746

Proposal 2

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Advisory vote to approve named executive officer compensation	375,558,360	20,648,636	619,668	47,454,746

Proposal 3

	One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
Advisory vote to approve the frequency of the advisory vote on named executive officer compensation	354,618,510	900,727	40,682,083	625,345	47,454,746

Based on these results, and consistent with Genworth’s Board of Directors’ recommendation, the Board of Directors has determined that Genworth will hold an advisory vote on named executive officer compensation on an annual basis until the next advisory vote on the frequency of the advisory vote on named executive officer compensation.

Proposal 4

	Votes For	Votes Against	Abstentions
Ratification of the selection of KPMG LLP as the independent registered public accounting firm for 2011	441,169,106	2,693,961	418,343

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.
Date: May 20, 2011
	By:	/s/ Leon E. Roday
Leon E. Roday
Senior Vice President,
General Counsel and Secretary

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